Consent of Cawley, Gillespie & Associates, Inc.

As independent petroleum engineers, we hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our firm’s summary reserve report on the natural gas and oil reserves of EV Energy Partners, L.P. as of December 31, 2005 included in the prospectus as filed by EV Energy Partners, L.P. with the Securities and Exchange Commission (File No. 333-134139) pursuant to Rule 424(b)(4) of the Securities Act of 1933 on September 27, 2006.

Cawley, Gillespie & Associates, Inc.

By:
Name: Title:	W. Todd Brooker, P.E. Vice President